Exhibit 99.1

McEWEN MINING AND McEWEN MINING — MINERA ANDES ACQUISITION CORP.

ANNOUNCE RESULTS OF THEIR ANNUAL GENERAL MEETINGS

TORONTO, ONTARIO - (May 21, 2013) - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) (“McEwen Mining”) and McEwen Mining — Minera Andes Acquisition Corp. (TSX: MAQ) (“ExchangeCo”) are pleased to announce the results of their annual general meetings held on May 16, 2013.  McEwen Mining reports that Robert McEwen, Allen Ambrose, Michele Ashby, Leanne Baker, Richard Brissenden, Donald Quick and Michael Stein were re-elected as directors of McEwen Mining.  The shareholders of McEwen Mining also approved the compensation of McEwen Mining’s named executive officers (“Say-on-Pay”) and re-appointed KPMG LLP as auditors.  ExchangeCo. reports that Ian Ball was elected as a director.

Detailed voting results for the re-election of directors of McEwen Mining are as follows:

Director	For	Withheld	Percentage For	Percentage Withheld
Mr. Robert McEwen	146,840,552	754,495	99.5%	0.5%
Mr. Allen Ambrose	124,838,242	22,756,805	84.6%	15.4%
Ms. Michele Ashby	146,683,174	911,873	99.4%	0.6%
Dr. Leanne Baker	120,960,440	26,634,607	81.9%	18.1%
Mr. Richard Brissenden	120,264,256	27,330,791	81.5%	18.5%
Dr. Donald Quick	146,779,531	815,516	99.5%	0.5%
Mr. Michael Stein	146,821,243	773,804	99.5%	0.5%

ExchangeCo. is a subsidiary of McEwen Mining and was formed to facilitate the acquisition of Minera Andes Inc. in 2012.  In connection with this acquisition, ExchangeCo. issued exchangeable shares to holders of Minera Andes shares.  The exchangeable shares are convertible on a one-for-one basis at any time into shares of McEwen Mining.  Holders of exchangeable shares also vote on the same matters as holders of McEwen Mining common shares and their votes are included in the above results.

Detailed voting results for the election of the director of ExchangeCo. are set out below:

Director	For	Withheld	Percentage For	Percentage Withheld
Mr. Ian Ball	47,647,331	82,224	99.8%	0.2%

About McEwen Mining (www.mcewenmining.com)

The goal of McEwen Mining is to qualify for inclusion in the S&P 500 by creating a profitable, mid-tier gold producer focused in the Americas. McEwen Mining’s principal assets consist of the San José Mine in

Santa Cruz, Argentina (49% interest); the El Gallo Complex in Sinaloa, Mexico; the Gold Bar Project in Nevada, US and the Los Azules Project in San Juan, Argentina.

McEwen Mining has 297 million shares issued and outstanding. Rob McEwen, Chairman, President and Chief Owner, owns 25% of the shares of the Company (assuming all outstanding Exchangeable Shares are exchanged for an equivalent amount of Common Shares). As of April 30, 2013, McEwen Mining had cash and liquid assets of approximately US$50 million and is debt free.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

For further information contact:

Jenya Meshcheryakova

Investor Relations

Tel: (647) 258-0395 ext 410

Toll Free: (866) 441-0690

Fax: (647) 258-0408

Facebook: facebook.com/mcewenrob

Twitter: twitter.com/mcewenmining

Store: mcewenmining.com/store

Mailing Address 181 Bay Street Suite 4750 Toronto, ON M5J 2T3 PO box 792 E-mail: info@mcewenmining.com